Exhibit 107

Calculation of Filing Fee Tables

FORM S-3/A

(Form Type)

OPAL FUELS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Share(1)		Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)
Fees to Be Paid	Equity Other Unallocated (Universal Shelf)	Class A Common Stock, par value $0.0001 per share, Preferred Stock, par value $0.0001 per share, Warrants Units (4)	457 (o)		(1)		(1)	$200,000,000	0.00011020	$22,040
Fees Previously Paid	—	—	—	—		—		—	—	$11,020	(5)
	Total Offering Amounts									$22,040
	Total Fees Previously Paid									11,020
	Total Fee Offsets									—
	Net Fee Due									$11,020

(1)	An indeterminate number of securities or aggregate principal amount, as the case may be, of Class A common stock and preferred stock, such indeterminate number of warrants to purchase Class A common stock or preferred stock, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $200,000,000. Any securities issued hereunder may be sold separately or as units with other securities issued hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of Class A common stock and preferred stock as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional number of securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions.

(2)	The proposed maximum offering price per security and proposed maximum aggregate offering price will be determined from time to time by the registrant in connection with the sale and issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3 under the Securities Act.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)	Any securities registered under the registration statement may be sold separately or as units with other securities registered under the registration statement.

(5)	This registration statement was initially filed with the Securities and Exchange Commission on August 1, 2023 as a Registration Statement on Form S-3 (File No. 333-273584), as amended, and registered an indeterminate number of securities or aggregate principal amount, as the case may be as shall have an aggregate initial offering price not to exceed $100,000,000. A filing fee of $11,020 was paid in connection with the initial filing of the Registration Statement. Amendment No. 1 to Form S-3 increased the maximum aggregate offering price of all securities issuable pursuant to the Registration Statement to $200,000,000, thereby increasing the SEC filing fee due.